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                                                               EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of SEEC, Inc.:

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated May 23, 2002, relating to the consolidated financial statements of SEEC, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2002. We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
---------------------------

BDO Seidman, LLP
Boston, Massachusetts
April 4, 2003